Exhibit 99.1
FOR IMMEDIATE RELEASE
November 6, 2019

Owens & Minor Reports 3rd Quarter 2019 Financial Results

RICHMOND, VA - November 6, 2019 - Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the third quarter ended September 30, 2019, as summarized in the table below.

“I am excited to announce that we had another quarter with significant sequential improvement. Our third quarter results show back-to-back quarters of sequential growth in operating income and EPS, expansion of quarterly operating cash flow, additional reduction in working capital and an increased pace of debt pay down. This is a result of our teammates actively embracing our focus around serving our customers and driving productivity,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

“Additionally, we have improved our service metrics to levels that have not been achieved in years. The strong performance and consistency of our service gives us confidence that many of the past service issues have been resolved, however we will continue to drive additional initiatives to further improve and provide innovative services. We continue to focus on productivity and efficiency initiatives to drive operating improvements in our core businesses: distribution channel, product manufacturing, home healthcare, and acute care services. While we are ahead of the long-term recovery plan I envisioned when I joined in March, we recognize that there is still a significant amount of work ahead. We will not take our customers for granted and will continue to provide a high level of customer focus while maintaining industry-leading integrity.”

Financial Summary			YTD	YTD
($ in millions, except per share data)	3Q19	3Q18	2019	2018
Revenue	$2,399	$2,465	$7,345	$7,296
Operating income, GAAP[1,2]	$25.3	$21.4	$56.2	($126)
Adj. Operating income, Non-GAAP[1,2]	$42.3	$48.8	$109	$143
Net income (loss), GAAP[1,2]	$1.2	($0.6)	($23.3)	($175)
Adj. Net income, Non-GAAP[1,2]	$12.2	$19.5	$19.3	$65.1
Net Income (loss) per share, GAAP[1,2]	$0.02	($0.01)	($0.39)	($2.92)
Adj. Net Income per share, Non-GAAP[1,2]	$0.20	$0.32	$0.32	$1.06
Adj. Net Income per share, Non-GAAP, constant currency[1,2,3]	$0.22	$0.32	$0.34	$1.06

1. Reconciliations of the differences between the non-GAAP financial measures presented in this news release and their most directly comparable GAAP financial measures are included in the financial tables below.
2. Year-to-date comparisons to prior year results are impacted by the second quarter 2018 goodwill and intangible asset impairment charge of
$165 million, or $2.73 per share. This charge was classified as a non-GAAP item and, accordingly, did not affect results reported on an adjusted basis.
3. Adjusted net income per share, non-GAAP at 2018 foreign currency exchange rates.

2019 Results

•
Foreign exchange negatively impacted net income per share and adjusted net income per share by $0.02 for both the quarter and year-to-date. On a constant currency basis, adjusted net income per share was $0.22 for the third quarter and $0.34 on a year-to-date basis.

•	Compared to prior year, quarterly revenues declined 2.7%, and year-to-date revenues grew 0.7% (2.4% decline and 1.0% increase, respectively, on a constant currency basis).

◦	The changes in quarterly and year-to-date revenues were driven by increased sales from Global Products and certain business lines within Global Solutions, offset by lower distribution sales.

•
Quarterly and year-to-date operating results reflect margin expansion from improved sales mix offset by expenses to support business growth and new customer solutions as well as delayed revenue associated with Fusion5.

•	Interest expense increased $2.1 million for the quarter and $28.1 million year-to-date compared to prior year.

Highlights

•	On a sequential basis, during the third quarter of 2019 the Company achieved operating income growth of 57% and adjusted operating income growth of 15%.

•	On a sequential basis, net income and adjusted net income per share increased $0.20 and $0.10, respectively.

•	The Company generated $110 million of operating cash flow in the third quarter; total of $200 million in operating cash flow generated in the second and third quarters.

•	Reduced debt by $72 million in the third quarter; $130 million total reduction in debt over the second and third quarters.

•	On a sequential basis, interest expense for the quarter decreased $1.7 million.

•	Achieved historically strong service levels.

•	Byram continues strong top-line and bottom-line performance.

•	Successfully exited transition service agreements related to the Halyard S&IP acquisition.

•
Mark Beck, former President and Chief Executive Officer of JELD-WEN Holding, Inc. and Robert Henkel, former President and Chief Executive Officer of Ascension Health, Inc. were elected to Board of Directors in the third quarter.

Financial Outlook
For 2019, the Company is adjusting its previously issued guidance range for the timing and amount of anticipated revenue from its early stage value-based care management business (Fusion5) as follows:

	Adjusted net income per share range, excluding foreign currency impact
Narrowed guidance range	$0.60	$0.65
Impact of Fusion5 revenue amount and timing	(0.06)	(0.06)
	$0.54	$0.59

Excluding the impact of Fusion5 and foreign currency, the company now expects 2019 adjusted net income per share to be in a range of $0.60 to $0.65.

Although the company does provide guidance for adjusted net income per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amount are not predictable, making it impracticable for the company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the company’s adjusted net income per share guidance is provided. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities and Exchange Commission (“SEC”).

Dividend Information
The Board of Directors approved a fourth quarter dividend payment of $0.0025 per share, payable on December 31, 2019, to shareholders of record as of December 16, 2019.

Investor Conference Call for 3Q 2019 Financial Results
Owens & Minor executives will host a conference call, which will also be webcast, to discuss the results at 8:30 a.m. EST on Wednesday, November 6, 2019. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is #2309649. A webcast of the event will be available on www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2019 financial performance, as well as other statements related to the company’s expectations regarding the performance of its business, growth, and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Owens & Minor uses its web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With 17,000 dedicated teammates serving healthcare industry customers in 90 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point-of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor was founded in 1882 in Richmond, Virginia, where it remains headquartered today. The company has distribution, production, customer service and sales facilities located across the Asia Pacific region, Europe, Latin America, and North America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Contact
Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, Chuck.Graves@owens-minor.com

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Income (Loss) (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2019	2018
Net revenue	$2,399,017	$2,464,877
Cost of goods sold	2,036,530	2,112,303
Gross margin	362,487	352,574
Distribution, selling and administrative expenses	332,369	325,012
Acquisition-related and exit and realignment charges	4,905	7,727
Other operating income, net	(101)	(1,522)
Operating income	25,314	21,357
Interest expense, net	25,938	23,826
Other income, net	(185)	—
Loss before income taxes	(439)	(2,469)
Income tax benefit	(1,663)	(1,904)
Net income (loss)	$1,224	$(565)

Net income (loss) per common share:
Basic and diluted	$0.02	$(0.01)

	Nine Months Ended September 30,
	2019	2018
Net revenue	$7,344,605	$7,295,727
Cost of goods sold	6,255,266	6,293,474
Gross margin	1,089,339	1,002,253
Distribution, selling and administrative expenses	1,016,965	918,147
Goodwill and intangible asset impairment charges	—	165,447
Acquisition-related and exit and realignment charges	15,550	47,416
Other operating expense (income), net	674	(2,281)
Operating income (loss)	56,150	(126,476)
Interest expense, net	80,718	52,651
Other expense, net	1,818	—
Loss before income taxes	(26,386)	(179,127)
Income tax benefit	(3,038)	(3,936)
Net loss	$(23,348)	$(175,191)

Net loss per common share:
Basic and diluted	$(0.39)	$(2.92)

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	September 30, 2019	December 31, 2018

Assets
Current assets
Cash and cash equivalents	$96,803	$103,367
Accounts receivable, net	741,670	823,418
Merchandise inventories	1,153,079	1,290,103
Other current assets	259,708	321,690
Total current assets	2,251,260	2,538,578
Property and equipment, net	383,825	386,723
Operating lease assets	234,853	—
Goodwill	398,065	414,122
Intangible assets, net	299,874	321,764
Other assets, net	120,542	112,601
Total assets	$3,688,419	$3,773,788
Liabilities and equity
Current liabilities
Accounts payable	$873,743	$1,109,589
Accrued payroll and related liabilities	62,081	48,203
Other current liabilities	359,965	314,219
Total current liabilities	1,295,789	1,472,011
Long-term debt, excluding current portion	1,553,991	1,650,582
Operating lease liabilities, excluding current portion	198,858	—
Deferred income taxes	50,553	50,852
Other liabilities	97,950	81,924
Total liabilities	3,197,141	3,255,369
Total equity	491,278	518,419
Total liabilities and equity	$3,688,419	$3,773,788

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2019	2018

Operating activities:
Net loss	$(23,348)	$(175,191)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	88,204	73,596
Share-based compensation expense	12,057	10,499
Goodwill and intangible asset impairment charges	—	165,447
Provision for losses on accounts receivable	9,759	5,757
Deferred income tax benefit	(11,989)	(6,754)
Changes in operating lease right-of-use assets and lease liabilities	(1,280)	—
Changes in operating assets and liabilities:
Accounts receivable	73,986	(51,603)
Merchandise inventories	136,021	21,244
Accounts payable	(221,381)	88,198
Net change in other assets and liabilities	69,756	(11,522)
Other, net	7,320	2,838
Cash provided by operating activities	139,105	122,509

Investing activities:
Acquisitions, net of cash acquired	—	(751,834)
Additions to property and equipment	(31,224)	(32,489)
Additions to computer software	(6,928)	(14,816)
Proceeds from sale of property and equipment	220	258
Cash used for investing activities	(37,932)	(798,881)

Financing activities:
Proceeds from issuance of debt	—	695,750
(Repayments) borrowings under revolving credit facility	(36,100)	74,762
Repayments of debt	(40,700)	(9,375)
Financing costs paid	(4,313)	(28,512)
Cash dividends paid	(5,072)	(32,151)
Other, net	(3,109)	(5,308)
Cash (used for) provided by financing activities	(89,294)	695,166

Effect of exchange rate changes on cash and cash equivalents	(2,243)	1,574

Net increase in cash, cash equivalents and restricted cash	9,636	20,368
Cash, cash equivalents and restricted cash at beginning of period	103,367	104,522
Cash, cash equivalents and restricted cash at end of period (1)	$113,003	$124,890

(1) Restricted cash represents $16.2 million held in an escrow account as of September 30, 2019 as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) Advanced Program.

Owens & Minor, Inc.
Summary Segment Information (Unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2019		2018
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$2,153,644	89.77%	$2,243,782	91.03%
Global Products	359,835	15.00%	349,895	14.20%
Total segment net revenue	2,513,479		2,593,677
Inter-segment revenue
Global Products	(114,462)	(4.77)%	(128,800)	(5.23)%
Total inter-segment revenue	(114,462)		(128,800)
Consolidated net revenue	$2,399,017	100.00%	$2,464,877	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$25,626	1.19%	$24,150	1.08%
Global Products	16,897	4.70%	27,634	7.90%
Inter-segment eliminations	(242)		(2,957)
Intangible amortization	(10,949)		(10,366)
Acquisition-related and exit and realignment charges	(4,905)		(7,727)
Other (1)	(1,113)		(9,377)
Consolidated operating income	$25,314	1.06%	$21,357	0.87%

Depreciation and amortization:
Global Solutions	$16,174		$15,829
Global Products	13,128		13,953
Consolidated depreciation and amortization	$29,302		$29,782

Capital expenditures:
Global Solutions	$5,830		$12,006
Global Products	6,791		5,245
Consolidated capital expenditures	$12,621		$17,251

Owens & Minor, Inc.
Summary Segment Information (unaudited), continued
(dollars in thousands)

	Nine Months Ended September 30,
	2019		2018
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$6,629,756	90.27%	$6,875,077	94.23%
Global Products	1,070,808	14.58%	750,770	10.29%
Total segment net revenue	7,700,564		7,625,847
Inter-segment revenue
Global Products	(355,959)	(4.85)%	(330,120)	(4.52)%
Total inter-segment revenue	(355,959)		(330,120)
Consolidated net revenue	$7,344,605	100.00%	$7,295,727	100.00%

		% of segment		% of segment
Operating income (loss):		net revenue		net revenue
Global Solutions	$66,152	1.00%	$84,742	1.23%
Global Products	42,570	3.98%	61,351	8.17%
Inter-segment eliminations	774		(3,032)
Goodwill and intangible asset impairment charges	—		(165,447)
Intangible amortization	(34,415)		(26,147)
Acquisition-related and exit and realignment charges	(15,550)		(47,416)
Other (1)	(3,381)		(30,527)
Consolidated operating income (loss)	$56,150	0.76%	$(126,476)	(1.73)%

Depreciation and amortization:
Global Solutions	$47,222		$47,464
Global Products	40,982		26,132
Consolidated depreciation and amortization	$88,204		$73,596

Capital expenditures:
Global Solutions	$24,578		$40,152
Global Products	13,574		7,153
Consolidated capital expenditures	$38,152		$47,305

(1) Other consists of Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy and an incremental charge in the prior year periods to cost of goods sold from purchase accounting impacts related to the sale of acquired inventory that was written up to fair value.

Owens & Minor, Inc.
Net Income (Loss) Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Numerator:
Net income (loss) attributable to common shareholders - basic and diluted	$1,224	$(565)	$(23,348)	$(175,191)
Denominator:
Weighted average shares outstanding - basic and diluted	60,030	59,766	60,498	59,996
Net income (loss) per share attributable to common shareholders:
Basic and diluted	$0.02	$(0.01)	$(0.39)	$(2.92)

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands except per share data)	2019	2018	2019	2018
Operating income (loss), as reported (GAAP)	$25,314	$21,357	$56,150	$(126,476)
Intangible amortization (1)	10,949	10,366	34,415	26,147
Goodwill and intangible asset impairment charges(4)	—	—	—	165,447
Acquisition-related and exit and realignment charges(2)	4,905	7,727	15,550	47,416
Fair value adjustments related to purchase accounting(5)	—	9,029	—	27,088
Other (3)	1,113	348	3,381	3,439
Operating income, adjusted (non-GAAP) (Adjusted Operated Income)	$42,281	$48,827	$109,496	$143,061
Operating income (loss) as a percent of revenue (GAAP)	1.06%	0.87%	0.76%	(1.73)%
Adjusted operating income as a percent of revenue (non-GAAP)	1.76%	1.98%	1.49%	1.96%

Net income (loss), as reported (GAAP)	$1,224	$(565)	$(23,348)	$(175,191)
Intangible amortization (1)	10,949	10,366	34,415	26,147
Income tax expense (benefit) (7)	(3,898)	(2,209)	(8,167)	(6,284)
Goodwill and intangible asset impairment charges(4)	—	—	—	165,447
Income tax expense (benefit) (7)	—	—	—	(2,060)
Acquisition-related and exit and realignment charges(2)	4,905	7,727	15,550	47,416
Income tax expense (benefit) (7)	(1,639)	(1,575)	(3,394)	(11,843)
Fair value adjustments related to purchase accounting(5)	—	9,029	—	27,088
Income tax expense (benefit) (7)	—	(1,922)	—	(6,872)
Other (3)	928	348	5,199	3,439
Income tax expense (benefit) (7)	(317)	(85)	(967)	(558)
Tax adjustments (6)	—	(1,596)	—	(1,596)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$12,152	$19,518	$19,288	$65,133
Net income (loss) per diluted common share, as reported (GAAP)	$0.02	$(0.01)	$(0.39)	$(2.92)
Intangible amortization (1)	0.12	0.14	0.44	0.32
Goodwill and intangible asset impairment charges(4)	—	—	—	2.73
Acquisition-related and exit and realignment charges(2)	0.05	0.10	0.20	0.58
Fair value adjustments related to purchase accounting(5)	—	0.11	—	0.33
Other (3)	0.01	—	0.07	0.04
Tax adjustments (6)	—	(0.02)	—	(0.02)
Net income per diluted common share, adjusted (non-GAAP)(Adjusted EPS)	$0.20	$0.32	$0.32	$1.06
Impact of currency at 2018 foreign currency exchange rates	0.02	—	0.02	—
Net income per diluted common share, on a constant currency basis (8)	$0.22	$0.32	$0.34	$1.06

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related charges were $3.6 million and $11.4 million for the three and nine months ended September 30, 2019, compared to $5.7 million and $41.0 million for the same period of 2018. Acquisition-related charges in 2019 and 2018 consist primarily of transition and transaction costs for the Halyard transaction.
Exit and realignment charges were $1.4 million and $4.2 million for the three and nine months ended September 30, 2019. Amounts in 2019 were associated with severance costs, the establishment of our client engagement centers, and IT restructuring charges. Exit and realignment charges were $2.0 million and $6.4 million for the three and nine months ended September 30, 2018. Amounts in 2018 were associated with the establishment of our client engagement centers.
(3) Other consists of Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy of $1.1 million and $3.4 million for the three and nine months ended September 30, 2019.
Other also consists of the write-off of deferred financing costs associated with the revolving credit facility as a result of the Fourth Amendment to the Credit Agreement in February 2019 of $2.0 million and gain on extinguishment of debt related to the partial repurchase of our 2021 Notes in September 2019 of $0.2 million.
(4) Goodwill and intangible assets impairment charges in 2018 included in our Global Products segment were $149 million and $16.5 million, respectively.
(5) The second and third quarters of 2018 include an incremental charge to cost of goods sold from purchase accounting impacts related to the sale of acquired inventory that was written up to fair value in connection with the Halyard acquisition.
(6) Includes tax adjustments primarily associated with the estimated benefits under the Tax Cuts and Jobs Act.
(7) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(8) Excludes the impact of translational currency, which assumes 2019 results at 2018 rates.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.